Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com
Zillow Group Reports Second-Quarter 2023 Financial Results
SEATTLE — Aug. 2, 2023 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended June 30, 2023.
Complete financial results for the second quarter and outlook for the third quarter of 2023 can be found in our shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.
“Zillow outperformed the broader industry for the fourth consecutive quarter as we navigate a tough real estate market,” says Zillow co-founder and CEO Rich Barton. “I’m pleased with our steady progress on improving and integrating our customer and partner experiences, especially in touring, financing, and renting. The housing super app is coming into focus, opening up significant transaction TAM for the company and our shareholders.”
Recent highlights include:
•Zillow Group’s second-quarter results exceeded the company’s outlook for revenue and Adjusted EBITDA.
•Q2 revenue was $506 million, above the midpoint of the company’s outlook range by $41 million.
◦Residential revenue decreased 3% year over year to $380 million, outperforming both the industry total transaction dollar1 decline of 22% and the high end of the company’s expectations, as the company delivered a better-than-expected number of connections to Premier Agent partners, and had favorable relative housing macroeconomic tailwinds despite a challenging housing market.
◦Rentals revenue increased 28% year over year to $91 million as the company continued to see strong traffic and growth in multifamily properties.
◦Mortgages revenue of $24 million decreased 17% year over year due to higher interest rates that impacted demand and resulted in a decrease in revenue from our mortgage marketplace. Q2 purchase loan origination volumes grew 30% sequentially from Q1 2023 and 73% year over year from Q2 2022.
•On a GAAP basis, net loss was $35 million in Q2.
•Q2 Adjusted EBITDA was $111 million, $40 million above the midpoint of the company’s outlook range, driven primarily by higher-than-expected Residential revenue.
•During Q2, Jeremy Hofmann was promoted to Chief Financial Officer.
•The company launched a new Appointment Center by ShowingTime+℠ and Listing Showcase℠.
•Cash and investments were $3.3 billion at the end of Q2, down slightly from $3.4 billion at the end of Q1 2023, after $150 million in share repurchases in Q2. The company announced an additional $750 million repurchase authorization today, which brings the company’s available authorizations to $1.0 billion.
•Traffic to Zillow Group’s mobile apps and websites in Q2 was 226 million average monthly unique users, down 3% year over year. Visits during Q2 were 2.7 billion, down 8% year over year.
1 National Association of REALTORS® existing homes sold during Q2 2023 multiplied by the average selling price per home for Q2 2023, compared to the same period in 2022.

Second Quarter 2023 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, except percentages, unaudited):

	Three Months Ended June 30,		2022 to 2023 % Change	Six Months Ended June 30,		2022 to 2023 % Change
	2023	2022		2023	2022
Revenue:
Residential	$380	$392	(3)%	$741	$810	(9)%
Rentals	91	71	28%	165	132	25%
Mortgages	24	29	(17)%	50	75	(33)%
Other	11	12	(8)%	19	23	(17)%
Total revenue	$506	$504	—%	$975	$1,040	(6)%
Other Financial Data:
Gross profit	$402	$407		$779	$851
Net income (loss)	$(35)	$8		$(57)	$24
Adjusted EBITDA (1)	$111	$145		$215	$311
Percentage of Revenue:
Gross profit	79%	81%		80%	82%
Net income (loss)	(7)%	2%		(6)%	2%
Adjusted EBITDA	22%	29%		22%	30%
(1) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) for each of the periods presented. Adjusted EBITDA excludes the impact of discontinued operations.

Conference Call and Webcast Information
The company will host a live conference call to discuss these results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at https://www.netroadshow.com/events/login?show=c9d97060&confId=45409 to receive emailed instructions. This pre-registration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 2, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to continue to innovate and compete successfully to attract customers and real estate partners; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions; our ability to attract and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in subsequent quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate website in the United States, Zillow and its affiliates help people find and get the home they want by connecting them with digital solutions, great partners, and easier buying, selling, financing and renting experiences.
Zillow Group’s affiliates, subsidiaries and brands include Zillow®; Zillow Premier Agent®; Zillow Home Loans℠; Trulia®; Out East®; StreetEasy®; HotPads®; and ShowingTime+SM, which includes ShowingTime®, Bridge Interactive®, and dotloop®. All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2023 MFTB Holdco, Inc., a Zillow affiliate.
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA to net income (loss), the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the results of discontinued operations;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect impairment and restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect interest expense or other income;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash-flow metrics, net income (loss) and our other GAAP results.
Adjusted EBITDA
The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss), for each of the periods presented (in millions, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(35)	$8	$(57)	$24
Loss from discontinued operations, net of income taxes	—	2	—	11
Income taxes	1	(9)	1	(4)
Other income	(42)	(5)	(74)	(7)
Depreciation and amortization	45	41	85	80
Share-based compensation	130	99	233	176
Impairment and restructuring costs	2	—	8	14
Acquisition-related costs	1	—	1	—
Interest expense	9	9	18	17
Adjusted EBITDA	$111	$145	$215	$311